SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 30, 2003


                       RENEGADE VENTURE (NEV.) CORPORATION
             (Exact name of registrant as specified in its charter)



         Nevada                           33-30476-D             84-1108499
-------------------------------      -------------------         ----------
(State or other Jurisdiction of     (Commission File No.)      (IRS Employer
         Incorporation)                                      Identification No.)

                             6901 South Park Avenue
                              Tucson, Arizona 85706
        (Address of Registrant's Principal Executive Offices) (Zip Code)

                                 (520) 294-3481
              (Registrant's telephone number, including area code)

Item 1. Changes in Control of Registrant.

     As more fully set forth under "Other Events" below, on July 21, 2003, the Company's Board of Directors declared 8,100,000 shares of its outstanding common stock registered to Old Mission Assessment Corporation ("OMAC"), 1,500,000 shares registered to Seajay Holdings, LLC ("Seajay") and 1,500,000 shares registered to Joane Corporation ("Joane") to be void. On July 21, 2003, the Company's Board of Directors also issued 2,500,000 shares of the Company's common stock each to Ian Herman and John B. Sawyer. As a result, the Company's outstanding shares of common stock decreased from 18,790,000 to 12,690,000. Mr. Herman holds a total of 2,700,000 or 21.28% and Mr. Sawyer holds 2,900,000 or 22.85% of the Company's outstanding shares. Other persons holding 5% or more of the Company's outstanding common stock are as follows:

                                                                 Percentage
                                       Common Shares              of Common
Shareholder Name and Address           Beneficially Owned     Shares Outstanding
----------------------------           ------------------     ------------------

LogiCapital Corporation                   3,000,000                   23.64%
109 Lispenord
New Rochelle, New York  10810

United Payphone Owners, LLC               1,000,000                    7.88%
8936 East Sunlakes Boulevard South
Sun Lakes, Arizona  85218

Item 5. Other Events.

     On June 18, 2003, the Company obtained a judgment in the Superior Court of Maricopa County, Arizona (No. CV2003-008140) directing OMAC to return to the Company a certificate representing 8,100,000 shares of the Company's common stock for cancellation. The order was based upon a failure of OMAC to perform its obligations under a Funding and Operation Agreement dated April 15, 2002. OMAC had been issued 8,100,000 shares, Seajay had been issued 1,500,000 shares and Joane had been issued 1,500,000 shares of the Company's common stock in consideration for OMAC agreeing to advance up to $1,500,000 under the terms of the Funding and Operation Agreement. The Court further ordered the Company to pay into escrow $400,535 that is to be available to OMAC and/or its creditors. The $400,535 is payable into escrow upon obtaining and cancelling the stock certificate and subject to a financing contemplated by the Company to be completed within 90 days of the return and cancellation of the share certificate.

     On July 21, 2003, the Company's Board of Directors determined to declare that the 8,100,000 shares of stock outstanding and registered to OMAC, the 1,500,000 shares outstanding and registered to Joane and the 1,500,000 shares outstanding and registered to Seajay to be void due to failure to receive adequate consideration for the issuance of such shares. The Board further directed that the Company should continue to attempt to obtain the share certificates representing the 8,100,000 shares issued to OMAC and the 1,500,000 shares issued to Seajay. The Company is in possession of the certificate representing the 1,500,000 shares issued to Joane and intends to cancel this certificate.

     Also as of July 21, 2003, the Board of Directors determined that it would be in the best interest of the Company to enter into employment agreements with its executive officers, Ian Herman the Company's Chief Executive Officer and John B. Sawyer the Company's Chief Operations Officer and President. Included in the terms of each employment agreement is a grant of 2,500,000 shares of common stock each to Messrs. Herman and Sawyer. The shares are subject to vesting. The employment agreements were approved by owners of the majority of the outstanding shares of the Company's common stock as of July 28, 2003. The Company is in the process of providing notice of this action to all shareholders as required under Rule 14c-2 as promulgated under the Securities Exchange Act of 1934.

Item 7. Financial Statements and Exhibits

Exhibit   Description
-------   -----------

10.9 Employment Agreement dated July 21, 2003 by and between Renegade Venture (Nev.) Corporation and Ian Herman

10.10 Employment Agreement dated July 21, 2003 by and between Renegade Venture (Nev.) Corporation and John B. Sawyer



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   RENEGADE VENTURE (NEV.) CORPORATION

                                   By:  /s/ Ian Herman
                                        ----------------------------------------
                                            Ian Herman, Chief Executive Officer
Dated: August 7, 2003